VANGUARD CELLULAR SYSTEMS, INC. AND SUBSIDIARIES
             CALCULATION OF FULLY DILUTED EARNINGS PER SHARE

(Amounts in thousands, except per share data)


                                                    THREE MONTHS ENDED JUNE 30,         SIX MONTHS ENDED JUNE 30,
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                                                         1996          1995               1996             1995
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
Net Income (Loss)                                   $  4,772        $  (1,327)         $  7,393         $  (8,484)
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Weighted average number of common shares
  outstanding                                         41,322           41,189            41,317            40,939

Adjustments necessary to reflect weighted average
  number of common shares outstanding on a fully
  diluted basis                                          730              829               674             1,169
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                                                      42,052           42,018            41,991            42,108
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Fully diluted earnings per share                    $   0.11         $  (0.03)          $  0.18           $ (0.20)
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